UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 17, 2021

Universal Logistics Holdings, Inc.

(Exact name of registrant as specified in its charter)

Michigan	0-51142	38-3640097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12755 E. Nine Mile Road, Warren, Michigan

(Address of principal executive offices)

48089

(Zip Code)

(586) 920-0100

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	ULH	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 4.01 Changes in Registrant’s Certifying Accountant

Effective March 17, 2021, the Audit Committee (the “Audit Committee”) of the Board of Directors of Universal Logistics Holdings, Inc. (the “Company”) dismissed BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm and determined that Grant Thornton LLP (“Grant Thornton”) would be engaged as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. The change will be effective upon Grant Thornton’s completion of its standard client acceptance process and execution of an engagement letter.  The Company’s decision to change its independent registered public accounting firm for 2021 was not the result of any disagreement with BDO.

BDO’s audit reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2020 and 2019 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

BDO’s report on the effectiveness of internal control over financial reporting, dated March 16, 2021, expressed an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2020 as a result of a material weakness regarding the completeness of lease obligations to timely identify modifications to existing leases. The identified control deficiency did not result in any material misstatements in the Company’s financial statements. BDO indicated that the material weakness was considered in determining the nature, timing, and extent of audit tests applied in its audit of the Company’s consolidated financial statements as of and for the year ended December 31, 2020 and did not affect its report dated March 16, 2021 on those financial statements. There were no disagreements with BDO about this self-identified material weakness.

During the fiscal years ended December 31, 2020 and 2019, and during the period subsequent to December 31, 2020 to the date hereof, there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreement in connection with its reports, or any “reportable events” as defined in Regulation S-K, Item 304(a)(1)(v); except that in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2020, management concluded in its report, and BDO concurred, that the Company’s internal control over financial reporting as of December 31, 2020 was not effective as a result of the material weaknesses described above. The Audit Committee has authorized BDO to respond fully to the inquiries of Grant Thornton.

The Company has furnished a copy of the above disclosures to BDO and requested that BDO furnish the Company with a letter addressed to the SEC stating whether or not BDO agrees with such disclosure. A copy of BDO’s letter is attached hereto as Exhibit 16.1.

During the years ended December 31, 2020 and 2019, and the subsequent interim period through March 23, 2021, neither the Company nor anyone on its behalf has consulted Grant Thornton with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements or the effectiveness of internal control over financial reporting, where either a written report or oral advice was provided to the Company that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

16.1	Letter of BDO USA LLP dated March 18, 2021.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIVERSAL LOGISTICS HOLDINGS, INC.

Date: March 23, 2021	/s/ Steven Fitzpatrick
Steven Fitzpatrick
Secretary